                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        TippingPoint Technologies, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                        TIPPINGPOINT TECHNOLOGIES, INC.
                       7501B N. Capital of Texas Highway
                             Austin, Texas  78731

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 24, 2001

     As a stockholder of TippingPoint Technologies, Inc. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy a Special Meeting of Stockholders of the Company to be held at the offices of the Company at 7501B N. Capital of Texas Highway, Austin, Texas 78731, on Wednesday, October 24, 2001, at 8:00 a.m., local time, to approve an amendment to the Company's Amended and Restated 1999 Stock Option and Restricted Stock Plan to increase the maximum number of shares of Common Stock issuable under the plan from 700,000 shares to 1,033,333 shares.

     The Board of Directors has fixed the close of business on September 18, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting, to assure your shares are represented at the meeting, please date, execute and mail promptly the enclosed proxy in the enclosed envelope, for which no additional postage is required if mailed in the United States.

                                 By Order of the Board of Directors,

                                 /s/ JAMES E. CAHILL

                                 James E. Cahill
                                 Vice President, General Counsel
                                 and Secretary
Austin, Texas
October 1, 2001


                            YOUR VOTE IS IMPORTANT.
                    PLEASE EXECUTE AND RETURN PROMPTLY THE
                 ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                        TIPPINGPOINT TECHNOLOGIES, INC.
                       7501B N. Capital of Texas Highway
                             Austin, Texas  78731
                          ----------------------------

                                PROXY STATEMENT

                          ----------------------------

                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 24, 2001
                          ---------------------------

     This Proxy Statement is furnished to stockholders of TippingPoint Technologies, Inc. ("TippingPoint", "we", or the "Company") for use at a Special Meeting of Stockholders to be held at the date, time and place and for the purpose set forth in the accompanying Notice of Special Meeting of Stockholders (the "Special Meeting"), or at any adjournment thereof. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. A stockholder executing the accompanying proxy card has the right to revoke it at any time prior to the voting thereof by notifying the Secretary of the Company in writing, executing a subsequent proxy card, or attending the Special Meeting and voting in person. Unless a contrary choice is so indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the proxy card. The record date for stockholders entitled to vote at the Special Meeting is the close of business on September 18, 2001 (the "Record Date"). The approximate date on which this Proxy Statement and the enclosed proxy are first being sent or given to stockholders is October 1, 2001.

                               VOTING PROCEDURES

     The accompanying proxy card is designed to permit each stockholder of record at the close of business on the Record Date to vote on a proposal to amend our Amended and Restated 1999 Stock Option and Restricted Stock Plan (the "Plan") to increase the maximum number of shares of Common Stock issuable under the Plan from 700,000 shares to 1,033,333 shares (the "Plan Amendment"). The proxy provides space for a stockholder to vote in favor of or against the Plan Amendment, or to abstain from voting on the Plan Amendment. Approval of the Plan Amendment will require the affirmative vote of a majority of shares present in person or represented by proxy at the Special Meeting and entitled to vote on the Plan Amendment.

     The holders of a majority of the shares of stock entitled to vote at the Special Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. If a quorum is not present, the Special Meeting may be adjourned by the stockholders present in person or by proxy from time to time until a quorum is obtained. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, broker nonvotes are not counted for purposes of determining whether stockholder approval has been obtained and will have no effect on the outcome of the vote on the Plan Amendment. Abstentions will have the same effect as a vote against Plan Amendment.

     Stockholders are urged to sign the enclosed proxy card and return it promptly. When a signed proxy card is returned with a choice specified with respect to the Plan Amendment, the shares represented will be voted by the proxies designated on the proxy card in accordance with the stockholder's instructions. The proxies for the stockholders are John F. McHale, Francis S. Webster III and James E. Cahill.

     If a signed proxy card is returned and a stockholder has made no specification with respect to the Plan Amendment, the shares will be voted FOR the Plan Amendment.

     The total outstanding capital stock of the Company as of the Record Date consisted of 4,045,986 shares of Common Stock. Each share of outstanding Common Stock is entitled to one vote.

     The enclosed proxy is solicited on behalf of our Board of Directors. The cost of soliciting proxies will be paid by us. Our officers may solicit proxies by mail, telephone or fax. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our Common Stock.

                MATTER TO BE BROUGHT BEFORE THE SPECIAL MEETING

Amendment of Our Amended and Restated 1999 Stock Option and Restricted Stock
Plan

     The Plan became effective upon approval by our Board of Directors on January 18, 1999, and was amended by the Board on February 10, 2000, and again on March 15, 2000, to increase the number of shares issuable under the Plan.
Our stockholders approved the Plan on January 18, 1999, and approved the subsequent increases in the available shares under the Plan. We effected a reverse stock split of our Common Stock on August 20, 2001, at a ratio of one-for-fifteen. As a result of the reverse stock split, after the increases in the available shares under the Plan, the maximum number of shares of our Common Stock authorized for issuance under the Plan was 700,000 shares.

     The Board of Directors has determined that the number of shares of Common Stock available for issuance pursuant to new awards under the Plan is insufficient to provide the appropriate performance incentives to our continuing employees and non-employee directors, and thereby maximize stockholder value. We have granted options to purchase 22,006 shares of our Common Stock subject to availability of shares of unreserved Common Stock under the Plan, which are not currently available. To address this issue, the Board of Directors adopted, subject to stockholders' approval, the Plan Amendment, which would provide an additional 333,333 shares of Common Stock for issuance pursuant to new awards under the Plan. The Board of Directors believes that the Plan Amendment is in the best interests of the Company and recommends its approval by stockholders.

The Proposed Amendment
----------------------

     As of the Record Date, options to purchase 573,750 shares of our Common Stock were outstanding under the Plan, options to purchase 26,709 shares had been exercised, 99,541 shares of restricted stock had been issued and options to purchase 22,006 shares were outstanding but subject to availability of shares of unreserved Common Stock under the Plan. The proposed amendment would increase to 1,033,333 the number of shares of our Common Stock reserved for issuance pursuant to awards granted or to be granted under the Plan. If the proposed amendment is approved, of Section 4 of the Plan would be deleted and replaced with the following:

     Common Stock Subject to Options and Grants of Restricted Stock.  The
     --------------------------------------------------------------
     aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options or upon the grant of Restricted Stock under the Plan shall not exceed one million thirty-three thousand three hundred and thirty-three (1,033,333) shares of Common Stock, subject to adjustment as set forth in Section 5 of this Plan. The shares of Common Stock to be issued upon the exercise of Options or upon the grant of Restricted Stock may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the open market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be canceled or surrendered without having been exercised in full, or Restricted Stock should fail to vest and be forfeited in whole or in part for any reason, the shares subject thereto shall, unless the Plan has terminated, be available for the grant of additional Options or Restricted Stock under this Plan, subject to the limitations set forth above.

Summary of the Material Provisions of the Plan
----------------------------------------------

     The following is a summary description of the Plan. The summary, however does not comport to be a complete description of all of the provisions of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary at the Company's principal offices.

     Types of Awards. The Plan provides for grants of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options and restricted stock. As of the Record Date, all of the outstanding options under the Plan were non-qualified stock options. We have not granted any incentive stock options under the Plan.

     Share Reserve. We have reserved 1,033,333 shares for issuance under the Plan, of which 333,333 shares are subject to approval by the stockholders of the Plan Amendment. If stock awards granted under the Plan expire or otherwise terminate before the recipients of the awards purchase the shares subject to the options, the shares not acquired again become available for issuance under the Plan. If the number of shares reserved for issuance under the Plan at the end of any year represents less than 15% of our issued and outstanding Common Stock, or a lesser amount as determined by our Board of Directors, the number of shares reserved for issuance under the Plan will automatically increase at that time to 15% of our issued and outstanding Common Stock, or such lesser amount.

     Administration. Our compensation committee administers the Plan. The compensation committee has the authority to construe, interpret and amend the Plan as well as to determine:

  . the grant recipients;

  . the grant dates;

  . the number of shares subject to the award;

  . the exercisability of the award;

  . the exercise price, subject to the limits regarding incentive stock options described below;

  . the type of consideration; and

  . the other terms of the award.

     Eligibility. The compensation committee may grant incentive stock options to our employees or employees of any parent or subsidiary of ours that are intended to qualify under Section 422 of the Internal Revenue Code. The compensation committee may grant non-qualified stock options, stock bonuses and restricted stock purchase awards to our employees, directors, and consultants or affiliates.

  . A stock option is a contractual right to purchase a specified number of our shares at a specified price, or exercise price, for a specified period of time.

  . A restricted stock purchase award is an offer to purchase shares at a price either at or near the fair market value of the shares. A stock bonus is a grant of shares at no cost to the recipient. However, we may reacquire the shares under either type of award at the original purchase price, if any, if the recipient's service to us and our affiliates is terminated before the shares vest. At the time either award vests, the recipient will generally recognize ordinary income equal to the difference between the fair market value of the restricted stock at the time of vesting and the amount paid for the restricted stock, if any.

     The compensation committee may not grant an incentive stock option to any person who, at the time of the grant, owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock on the grant date and the option term is five years or less. In addition, the board may not grant an employee an incentive stock option under the Plan that exceeds the $100,000 per year limitation set forth in Section 422(d) of the Internal Revenue Code. To calculate the $100,000 per year limitation, we determine the aggregate number of shares under all incentive stock options granted to the employee that will become exercisable for the first time during a calendar year. For this purpose, we include incentive stock options granted under the Plan as well as under any other stock plans that our affiliates or we maintain. We then determine the aggregate fair market value of such stock as of the grant date of the option. Taking the options into account in the order in which they were granted, we treat only the options covering the first $100,000 worth of stock as incentive stock options. We treat any options covering stock in excess of $100,000 as non-qualified stock options.

     Option Terms. The compensation committee determines the exercise price for any options, provided that incentive stock options are required to have an exercise price of 100% or more of the fair market value of a share of our common stock on the grant date. The maximum option term is ten years. The compensation committee may provide for exercise periods of any length in individual option grants. However, generally an option terminates 30 days after the option holder's service to the Company and its affiliates terminates. If such termination is due to the option holder's death or disability, the exercise period generally is extended to 12 months.

     No option granted under the Plan is transferable or assignable by an optionee, voluntarily or by operation of law, other than by will or the laws of descent and distribution. Each option is exercisable during the optionee's lifetime, only by him or her.

     Terms of Other Stock Awards. The compensation committee determines the purchase price of other stock awards but it may not be less than the fair market value of our Common Stock on the grant date. The compensation committee may award stock bonuses in consideration of past services without a purchase payment. Shares sold or awarded under the Plan may, but need not be, restricted and subject to a repurchase option in favor of the Company in accordance with a vesting schedule that the Board of Directors determines. The Board of Directors, however, may accelerate the vesting of such restricted stock.

     Other Provisions. Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares subject to the Plan and to outstanding awards. In that event, the compensation committee will appropriately adjust the Plan as to the class and the maximum number of shares subject to the Plan. It also will adjust outstanding awards as to the class, number of shares and price per share subject to such awards.

     Upon a change in control of the Company, the surviving entity may either assume or replace outstanding awards under the Plan unless specifically provided for in a particular option grant.

New Plan Benefits
-----------------

     On the Record Date, outstanding options to purchase 22,006 shares of our Common Stock were subject to availability of shares of unreserved Common Stock under the Plan. Although none of the additional shares provided by the Plan Amendment are specifically allocated, if the Plan Amendment is adopted, those options would no longer be subject to such availability. Of those options, options to purchase 2,169 shares are held by a non-employee director, with the remaining 19,837 being held by non-executive employees. In addition, the Plan provides that each non-employee director automatically receive an option to purchase 2,000 shares of Common Stock on the first day of each calendar year on which the Nasdaq National Market is open for trading. Non-employee directors are also eligible to receive options to purchase additional shares, at the discretion of the Board of Directors.

     Because awards under the Plan are at the discretion of the compensation committee, the benefits that will be awarded under the Plan to persons other than those holding options subject to availability of shares and non-employee directors are not currently determinable. The following table shows as to each of the named executive officers, as to all executive officers as a group, as to all directors who are not executive officers as a group and as to all other employees as a group, as of the Record Date, the aggregate number of shares of Common Stock subject to options granted under the Plan, excluding options that have been canceled or forfeited unexercised, the weighted average per share exercise price of the options shown and the aggregate number of shares of restricted stock held. As of the Record Date, the market value of a share of Common Stock, based on the closing price for such stock on The Nasdaq National Market, was $6.55.

                                       Number of Stock                                  Number of Shares
                                       ---------------                                  ----------------
Name                                       Options                Average Exercise             of
----                                       -------                ----------------             ----
                                         Outstanding              Price Per Share       Restricted Stock
                                         -----------              ---------------       ----------------
John F. McHale...................              ---                      ---                      ---

Francis S. Webster III...........           78,000                   $ 4.95                   56,668

Kent A. Savage...................              ---                      ---                      ---

Barbara A. Kaczynski.............              ---                      ---                      ---

Valerie Walden...................              ---                      ---                      ---

All current executive officers
 as a group (3 persons)..........           78,000                   $ 4.95                   56,668

All current directors who are
 not executive officers as a
 group (6 persons)...............           12,667                   $50.76                   12,800

All other employees as a group...          497,088                   $12.12                   28,073

Certain U.S. Federal Income Tax Consequences
--------------------------------------------

     The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this

Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies).

     Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option will result in taxable income to the employee. The tax treatment of the subsequent sale of shares of Common Stock acquired upon exercise of an incentive stock option depends on whether the holding period requirement is satisfied. The holding period is met if the disposition of stock by the employee occurs (i) at least two years after the date of grant of the option; (ii) at least one year after the date the shares were transferred to the employee; and
(iii) while the employee remains employed by us or not more than three months after his or her termination of employment (or not more than one year in the case of a disabled employee). In the case of a deceased employee, the incentive stock option may be exercised by the deceased employee's legal representative or heir provided the option was an incentive stock option in the hands of the deceased employee and the deceased employee was employed by us at any point during the three months prior to his or her death. However, the Plan limits the right of the legal representative of any deceased employee to exercise an option to one year following death. If the holding period requirement is satisfied, the excess of the amount realized upon sale of the shares of Common Stock acquired upon the exercise of the incentive stock option over the price paid for these shares will be treated as a long-term capital gain. If the employee disposes of the Common Stock acquired upon the exercise of the incentive stock option before the holding period requirement is met (a "disqualifying disposition"), the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary compensation income to the employee at the time of disposition, and we will be entitled to a corresponding compensation deduction. The balance of the gain, if any, will be a capital gain for the employee. Any capital gain recognized by the employee will be a long-term capital gain if the employee's holding period for the shares of common stock at the time of disposition is more than one year; otherwise it will be short-term.

     Although the exercise of an incentive stock option will not result in taxable income to the employee, the excess of the fair market value of the Common Stock on the date of exercise over the exercise price will be included in the employee's "alternative minimum taxable income" under the Internal Revenue Code. This inclusion might subject the employee to, or increase his or her liability for, the alternative minimum tax under Section 55 of the Internal Revenue Code.

     Non-Qualified Stock Options. There will be no federal income tax consequences to us or to the grantee upon the grant of non-qualified stock options under the Plan. However, upon the exercise of a non-qualified stock option under the Plan, the grantee will recognize ordinary compensation income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of Common Stock purchased over the exercise price. We will generally be entitled to a tax deduction at such time and in the same amount that the employee realizes ordinary income. If the shares of Common Stock so acquired are later sold or exchanged, the difference between the amount realized from such sale or exchange and the fair market value of such stock on the date of exercise of the option is generally taxable as long-term or short-term capital gain or loss depending upon the length of time the Common Stock has been held after such date.

     Exercise with Shares. A grantee who pays the exercise price upon exercise of an incentive stock option or non-qualified stock option, in whole or in part, by delivering shares of Common Stock already owned by him or her will realize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. Shares of Common Stock acquired upon exercise that are equal in number to the shares surrendered will have a tax basis equal to the tax basis of the shares surrendered, and (except as noted below with respect to disqualifying dispositions) the holding period of such shares will include the holding period of shares surrendered. In the case of a non-qualified stock option, the basis of additional shares received upon exercise of the non-qualified stock option will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised. In the case of an incentive stock option, the tax basis of the additional shares received will be zero, and the holding period of such shares will commence on the date of the exchange. If any of the shares received upon exercise of the incentive stock option are disposed of within two years of the date of the grant of the incentive stock option or within one year after exercise, the shares with the lowest basis (i.e., zero basis) will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as previously discussed above.

     Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under
Section 83(b) of the Internal Revenue Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund or loss, for tax purposes in an amount equal to only the purchase price of the forfeited shares regardless of whether she or he made a
Section 83(b) election. The holding period to determine whether the participant has long-term or short-term capital gain or loss upon disposition of the shares generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of such shares on such date. If the participant makes an election under Section 83(b), however, the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions), and we generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year with respect to which the election is effective that such income is taxable.

     Dividends and Dividend Equivalents. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by us. If the participant makes a Section 83(b) election, however, the dividends will be taxable as ordinary income to the participant but will not be deductible by us.

     Other Stock Based Awards. The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted stock, or in a manner not described herein.

     The Plan is not intended to be a "qualified plan" under Section 401(a) of the Internal Revenue Code.

                  REQUIRED VOTE; RECOMMENDATION OF THE BOARD

Required Vote

     The affirmative vote of a majority of shares present in person or represented by proxy at the Special Meeting and entitled to vote on the Plan Amendment.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS HAS DETERMINED THAT THE PLAN AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND HAS APPROVED THE PLAN AMENDMENT. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PLAN AMENDMENT.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, the beneficial ownership of each current director, and certain of our current and former executive officers, our directors and executive officers as a group, and each stockholder known to us to own beneficially more than five percent of our Common Stock. Except as noted below, each named person has sole voting power and dispositive power with respect to the shares shown.

                                                                        Number of Shares      Percent of
                                                                        ----------------      ----------
Name and Address of Beneficial Owner (1)                                of Common Stock       Class
----------------------------------------                                ---------------       -----
John F. McHale (2).................................................         1,167,607          28.9%

Michael R. Corboy (3)..............................................            29,221           *

Grant A. Dove (4)..................................................             3,200           *

David S. Lundeen (5)...............................................             6,867           *

James M. Mansour (6)...............................................            49,681           1.2%

Kip McClanahan (7).................................................             6,907           *

Paul S. Zito (8)...................................................            92,306           2.3%

Kent A. Savage (9).................................................           291,948           7.2%

Francis S. Webster III (10)........................................            56,668           1.4%

Barbara A. Kaczynski...............................................                 -           *

Valerie Walden.....................................................                 -           *

Kenneth A. Kalinoski (11)..........................................           244,758           6.0%

Watershed Capital I, L.P...........................................           324,868           8.0%

All Executive Officers and Directors as a Group (9 persons) (12)...         1,704,405          42.0%

____________________________
  *  Less than 1%.
(1) The address of Watershed Capital I, L.P. is 7000 Bee Caves Road, Suite 250, Austin, Texas 78746. The address of Kenneth A. Kalinoski is 9208 Waterford Centre Boulevard, Austin, Texas 78758. The address of each other beneficial owner is c/o TippingPoint Technologies, Inc., 7501B N. Capital of Texas Highway, Austin, Texas 78731.
(2) Includes 1,146,558 shares held by Mr. McHale individually and an aggregate of 21,048 shares held in trust for the benefit of family members of Mr. McHale. More detailed Information relating to Mr. McHale's beneficial ownership of our securities may be found in his Schedule 13D filed with the Securities Exchange Commission (the "SEC") on December 22, 2000 and subsequent amendments thereto.
(3) Includes 6,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days.
(4) Includes 3,200 shares of restricted stock that may be forfeited upon the occurrence of certain events.
(5) Includes 3,667 shares held by Mr. Lundeen directly and 3,200 shares of restricted stock that may be forfeited upon the occurrence of certain events; and excludes 324,868 shares held directly by Watershed Capital I, L.P. with respect to which Mr. Lundeen disclaims beneficial ownership (Mr. Lundeen is a member of the general partner of the general partner of Watershed Capital I, L.P.). More detailed information relating to Mr. Lundeen's beneficial ownership of our securities may be found in his
     Schedule 13D filed with the SEC on December 22, 2000 and subsequent amendments thereto.

(6) Includes 46,480 shares held for the benefit of Mr. Mansour by JMM PHLP, Ltd. Also includes 3,200 shares of restricted stock that may be forfeited upon the occurrence of certain events.
(7) Includes 6,667 shares that may be acquired upon the exercise of options exercisable within the next 60 days.
(8) Includes 89,106 shares held for the benefit of Mr. Zito by Z Start I, L.P. Also, includes 3,200 shares of restricted stock that may be forfeited upon the occurrence of certain events.
(9) Includes 70,911 shares held by Mr. Savage individually, an aggregate of 6,000 shares held in trust for the benefit of family members of Mr. Savage and 215,037 shares held by Savage Interests L.P. More detailed information relating to Mr. Savage's beneficial ownership of our securities may be found in his Schedule 13D filed with the SEC on December 22, 2000 and subsequent amendments thereto.
(10) Includes 56,668 shares of restricted stock that may be forfeited upon the occurrence of certain events.
(11) Includes 228,758 shares held by Kalinoski, LTD for the benefit of Mr. Kalinoski and family members and 16,000 shares held by the two minor children of Mr. Kalinoski. More detailed information relating to Mr. Kalinoski's beneficial ownership of our securities may be found in his
     Schedule 13D filing, dated December 22, 2000 and subsequent amendments thereto.
(12) Includes 12,667 shares that may be acquired upon the exercise of options exercisable within the next 60 days and 69,468 shares of restricted stock that may be forfeited upon the occurrence of certain events.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each year since our inception in January, 1999 to each person serving as the Company's Chief Executive Officer and other of the Company's most highly compensated executive officers (based on total annual salary and bonus for 2000).

                                            Annual Compensation
                                            -------------------
                                                                   Securities Underlying        All Other
                                                                   ---------------------        ---------
Name and Principal Position        Year     Salary       Bonus          Options (#)          Compensation ($)
---------------------------        ----     ------       -----          -----------          ----------------
John F. McHale.................    2000           -           -                 -                         -
Chairman and Chief Executive       1999           -           -                 -                         -
 Officer  (1)

Kent A. Savage.................    2000     227,742      17,916            20,000                         -
Chief Sales and Marketing          1999     176,154      21,095                 -                         -
 Officer (2)

Francis S. Webster III.........    2000      77,019       7,139            56,667                   300,000 (4)
President, Chief Operating         1999           -           -                 -                         -
 Officer and Chief Financial
 Officer (3)

Barbara A. Kaczynski...........    2000     151,438      21,178            45,833                         -
Chief Financial Officer (5)        1999           -           -                 -                         -

Valerie Walden.................    2000     112,500      58,987            43,333                         -
Vice President of                  1999           -           -                 -                         -
 Netpliance.net of the Office
 of the President (6)

________________
(1) Mr. McHale received no compensation for his services as Chairman of the Board and Chief Executive Officer of the Company in 1999 or 2000. On April 1, 2001, Mr. McHale began receiving a salary of $150,000 per annum as compensation for his services to the Company.
(2) Mr. Savage served as Chief Executive Officer of the Company until May 2000, as President until November 2000 and as Vice President of Sales and Marketing of the Office of the President thereafter until March 2001. Mr. Savage rejoined the Company as Chief Sales and Marketing Officer in August 2001.
(3) Mr. Webster joined the Company in August 2000 as Chief Financial Officer. Mr. Webster also served as Vice President of Netpliance IPG of the Office of the President from November 2000 until March 2001.
(4)  Received by Mr. Webster as a signing bonus.
(5) Ms. Kaczynski served as the Company's Chief Financial Officer from February 2000 to August 2000.
(6) Ms. Walden served as the Company's Chief Operating Officer from July 2000 to November 2000 and as Vice President of Netpliance.net of the Office of the President from November 2000 until January 2001.

Option Grants During 2000

     The following table sets forth certain information concerning options to purchase Common Stock granted in 2000 to the individuals named in the Summary Compensation Table.

                                                      Individual Grants
                                 ----------------------------------------------------------
                                                  % of Total                                      Potential Realizable
                                 Number of         Options                                          Value at Assumed
                                 Securities       Granted to    Exercise                            Annual Rates of
                                 Underlying      Employees in   or Base        Expiration       Stock Price Appreciation
Name                              Options            2000       Price ($)         Date            for Option Term (1)
--------------------------       ----------      ------------   ---------      ----------       -------------------------
                                                                                                  5% ($)        10% ($)
                                                                                                ---------     -----------
John F. McHale............          -                  -            -              -                -              -

Kent A. Savage (2)........       20,000 (4)            5.0        6.670          2/3/10         1,258,418      3,189,079

Francis S. Webster III....       53,334 (5)           13.5        5.250         8/28/10         2,641,357      6,693,718
                                  3,333 (6)            0.8        1.840         10/9/10            57,858        146,624

Barbara Kaczynski (3).....       36,667 (7)            9.3        10.00              (7)        3,458,914      8,765,568
                                  9,167 (8)            2.3         5.75         8/19/01           497,220      1,260,053

Valerie Walden (3)........       40,000 (9)            1.0        5.125         6/26/10         1,933,851      4,900,758
                                  3,333(10)            0.8        1.840         10/9/10            57,858        146,624

________________
(1) The amounts in these columns are the result of calculations at the 5% and 10% rates set by the SEC and are and are not intended to forecast possible future appreciation, if any, of our stock price.
(2) Served as an executive officer during the year 2000, and is currently an executive officer, but was not employed by the Company during a portion of the year 2001.
(3) No longer employed by the Company but served as an executive officer during the year 2000.
(4) Vests over 4 year period - 25% per year beginning 2/3/00. This option expired when Mr. Savage ceased to be employed by the Company in March 2001.
(5) Vests over 4 year period - 25% per year beginning 8/28/00. Exchanged for shares of restricted stock during the year 2001.
(6) Vests over 4 year period - 25% per year beginning 10/9/00. Exchanged for shares of restricted stock during the year 2001.
(7) This option expired when Ms. Kaczynski ceased to be employed by the Company in August 2000.
(8)  This option expired in August 2001.
(9) Vests over 4 year period - 25% per year beginning 6/26/00. This option expired when Ms. Walden ceased to be employed by the Company in January 2001.
(10) Vests over 4 year period - 25% per year beginning 10/9/00. This option expired when Ms. Walden ceased to be employed by the Company in January 2001.

Year-End Option Values

     The following table sets forth certain information concerning unexercised options held at December 31, 2000 by the individuals named in the Summary Compensation Table, none of which, as of the end of the 2000 fiscal year, were in-the-money. No options have been exercised by the individuals named in the Summary Compensation Table. The Company does not have any SARS outstanding.

                                                                Number of Securities
                                                               Underlying Unexercised
                                                                     Options at
                                                                Fiscal Year End (#)
                                                    ----------------------------------------------
                  Name                               Exercisable                    Unexercisable
-----------------------------------------           -------------                  ---------------
John F. McHale                                             -                               -

Kent A. Savage (1).......................                  -                            20,000

Francis S. Webster III (2)...............                  -                            56,667

Barbara A. Kaczynski (3).................                9,167                             -

Valerie Walden (3).......................                  -                            43,333

_____________________
(1) Served as an executive officer during the year 2000, and is currently an executive officer, but was not employed by the Company during a portion of the year 2001. These options have expired.
(2)  These options have been exchanged for shares of restricted stock.
(3) No longer employed by the Company but served as an executive officer during the year 2000. These options have expired.

Employment Agreements

     Under a two-year employment agreement dated February 1, 1999, Kent A. Savage became our Chief Executive Officer and President at a base salary of no less than $195,000. Mr. Savage was eligible for an annual discretionary bonus of up to $40,000. In addition, Mr. Savage also agreed not to compete with the Company and not to solicit our customers or employees for 18 months following the termination of his employment with limited exceptions. In connection with Mr. Savage's departure from the Company in March 2001, we mutually agreed to terminate his employment agreement. Mr. Savage returned to the employ of the Company in August 2001 as Chief Sales and Marketing Officer. The Company does not currently have an employment agreement with Mr. Savage.

     Under a two-year employment agreement dated August 22, 2000, Francis S. Webster III became our Chief Financial Officer at a base salary of $225,000. Mr. Webster is eligible for an annual discretionary bonus of up to $125,000. Mr. Webster may terminate the employment agreement for any reason upon 30 days notice to the Company. If Mr. Webster's employment is terminated by the Company for any reason other than failure to perform his duties or misconduct, then the Company is obligated to pay Mr. Webster, in a lump sum, an amount equal to the lesser of one-half Mr. Webster's base annual salary or his base annual salary divided by the number of months remaining in the initial two year period of the employment agreement. In addition, Mr. Webster agreed to assign any intellectual property he makes or conceives during the term of his employment to the Company, and he agreed not to compete with the Company or to solicit its customers or employees for 18 months after the termination of his employment, with limited exceptions.

Compensation of Directors

     Directors who are not employees or otherwise affiliates of the Company are granted 2,000 options to purchase Common Stock at fair market value on the first trading day of the year in which they serve, and are reimbursed for certain out-of-pocket expenses incurred in connection with their duties as members of the Board of Directors. Directors who are employees or are otherwise affiliates of the Company do not receive any compensation for acting as directors. During 2000, each non-employee director received director's fees only in the form of options to purchase 2,000 shares of Common Stock.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ending December 31, 2000, none of the Company's executive officers served on the board of any entities whose directors or officers serve on the Company's Compensation Committee. Except for Mr. Zito's prior service as Secretary of the Company, none of the members of the Compensation Committee is currently or has been an officer or employee of the Company.

                    DEADLINES FOR SUBMISSION OF STOCKHOLDER
                     PROPOSALS FOR THE 2002 ANNUAL MEETING

     There are two different deadlines for the submission of stockholder proposals. Stockholder proposals that are being submitted for inclusion in our proxy statement and form of proxy for our 2002 Annual Meeting must be received by us at our principal executive offices on or before December 24, 2001. Such proposals must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act.

     Our bylaws require that stockholder proposals being submitted other than for inclusion in our proxy statement and form of proxy for the 2002 Annual Meeting must be received by us at our principal executive offices no earlier than 120 days prior to the 2002 Annual Meeting and no later than 90 days prior to the 2002 Annual Meeting. If we do not provide at least 70 days advance notice or public disclosure of the date of the 2002 Annual Meeting, then the deadline will be extended to the tenth day following the date upon which we provide notice or public disclosure of the date of the 2002 Annual Meeting. We will have the right to exercise our discretionary voting authority with respect to an untimely proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials. Such proposals when submitted must be in full compliance with applicable law and our bylaws.

                                 By Order of the Board of Directors,

                                 /s/ JAMES E. CAHILL

                                 James E. Cahill
                                 Vice President, General Counsel
                                 and Secretary
October 1, 2001

                        TIPPINGPOINT TECHNOLOGIES, INC.

         BOARD OF DIRECTORS PROXY FOR A SPECIAL MEETING OF STOCKHOLDERS
                   AT 8:00 A.M., WEDNESDAY, OCTOBER 24, 2001
                       7501B N. CAPITAL OF TEXAS HIGHWAY
                              AUSTIN, TEXAS 78731

          The undersigned stockholder of TippingPoint Technologies, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement, each dated October 1, 2001, and hereby appoints John F. McHale, Francis S. Webster III and James E. Cahill as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the offices of the Company at 7501B N. Capital of Texas Highway, Austin, Texas 78731 on October 24, 2001 at 8:00 a.m. local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matter set forth in the Notice of Special Meeting of Stockholders and accompanying Proxy Statement.

               (Continued and to be signed on the reverse side)


                           . FOLD AND DETACH HERE .

                                                  Please mark
                                                  your votes as    [X]
                                                  indicated in
                                                  this example

To approve an amendment to the Company's Amended and Restated 1999 Stock Option and Restricted Stock Plan (the "Plan") to increase the maximum number of shares of Common Stock issuable under the Plan from 700,000 shares to 1,033,333 shares (the "Plan Amendment").

                             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
 FOR      AGAINST  ABSTAIN   DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED OR
 [_]        [_]      [_]     IF NO CONTRARY DIRECTION IS INDICATED, WILL BE
                             VOTED FOR THE APPROVAL OF THE PLAN AMENDMENT.
                             STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING OF
                             STOCKHOLDERS MAY VOTE IN PERSON EVEN THOUGH THEY
                             PREVIOUSLY MAILED THIS PROXY.

                                   Dated:____________________________, 2001
                                    _______________________________________
                                    Signature
                                    _______________________________________
                                    Signature

                                    (This Proxy should be marked, dated and
                                     signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.)